Exhibit 10.7

MAVENIR SYSTEMS, INC.

2005 STOCK PLAN

1. Purposes of the Plan.    The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of Stock Plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c) “Board” means the Company’s Board of Directors.

(d) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s state of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company by means of any transaction or series of related transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) “Common Stock” means the Company’s common stock, par value $0.001.

(h) “Company” means Mavenir Systems, Inc., a Texas corporation.

(i) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exchange Program” means a program under which (a) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower exercise prices and different terms), Options of a different type, and/or cash, and/or (b) the exercise price of an outstanding Option is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Plan” means this 2005 Stock Plan.

(x) “Purchaser” means a holder of Restricted Stock.

(y) “Restricted Stock” means Shares issued pursuant to the exercise of an Option or a Stock Purchase Right.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Service Provider” means an Employee, Director or Consultant.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(cc) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.    Subject to the provisions of Section 13 below, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 11,287,500 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of unvested Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator.    The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Rights or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to initiate an Exchange Program;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of the Plan and Options and Stock Purchase Rights granted pursuant to the Plan.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Incentive Stock Option Limit.    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) At-Will Employment.    Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan.    Subject to stockholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan or (ii) the date of the most recent Board approval of an increase in the number of Shares reserved for issuance under the Plan.

8. Term of Option.    The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price.    The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted to any other Service Provider, the per Share exercise price shall be determined by the Administrator.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Forms of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and the Optionee’s spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(ii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider other than upon such Optionee’s death or Disability, such Optionee may exercise such Optionee’s Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to such Optionee’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise such Optionee’s Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee.     If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, such Optionee may exercise such Optionee’s Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to such Optionee’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise such Optionee’s Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee.     If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to such Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Limited Transferability of Options.    Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13. Adjustments; Dissolution or Liquidation; Merger or Change of Control.

(a) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change of Control.    In the event of (x) a merger of the Company with or into another entity (other than a merger effected primarily for the purpose of changing the Company’s state of incorporation) or (y) any other Change of Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor entity (or a Parent or Subsidiary of the successor entity). In the event that the successor entity (or a Parent or Subsidiary of the successor entity) refuses to assume or substitute for an Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise such Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which such Option or Stock Purchase Right would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change of Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of time as determined by the Administrator, and the Option or Stock Purchase Right shall terminate upon expiration of such period. For the purposes of this paragraph, an Option or Stock Purchase Right shall be considered assumed if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to such Option or Stock Purchase Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each Share held on the effective date of the merger or Change of Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

14. Time of Granting Options and Stock Purchase Rights.    The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

APPENDIX A

TO

MAVENIR SYSTEMS, INC. 2005 STOCK PLAN

California Residents Only

This Appendix A to the Mavenir Systems, Inc. 2005 Stock Plan shall apply only to Optionees and Purchasers who are residents of the State of California and who are receiving Awards under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Appendix A.

(a) Nonstatutory Stock Options granted to a person who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, shall have an exercise price not less than 110% of the Fair Market Value per Share on the date of grant. Nonstatutory Stock Options granted to any other person shall have an exercise price that is not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Restricted Stock may only be issued pursuant to the exercise of a Stock Purchase Right granted under the Plan. The purchase price of such Restricted Stock shall be in an amount the Administrator deems appropriate in accordance with Applicable Laws.

(c) The term of each Option shall be stated in the Option Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. The term of each Restricted Stock Purchase Agreement shall be no more than ten (10) years from the date the agreement is entered into.

(d) Unless determined otherwise by the Administrator, Options or Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act of 1933, as amended) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act of 1933, as amended.

(e) Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to officers, Directors and Consultants, Options shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Options are granted.

(f) Unless employment or service is terminated for cause (as defined by the Administrator), the Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement).

(g) If Optionee’s employment or service terminates as a result of the Optionee’s Disability, Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(h) If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(i) No Option or Stock Purchase Right shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

(j) The Company shall provide to each Optionee and Purchaser, not less frequently than annually during the period such Optionee or Purchaser has one or more Awards outstanding, copies of annual financial statements. The Company shall not be required to provide such statements to key Employees whose duties in connection with the Company assure their access to equivalent information.

(k) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of shares of common stock that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Option; provided, however, that the Administrator shall make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.

(l) This Appendix A shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Appendix A in accordance with Section 15 of the Plan.

A-2

APPENDIX B

MAVENIR SYSTEMS, INC.

ADDITIONAL TERMS AND CONDITIONS FOR EMPLOYEES RESIDENT IN INDIA

The additional terms and conditions detailed below are to be read in conjunction with the Plan and the Option Agreement. Any terms and provisions not specifically defined below for Employees subject to the laws of India will have the same meaning as defined in the Plan and the Option Agreement.

1. Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for Options granted to Employees resident in India.

(a) “Employee” means any person permanently employed by the Company or any Indian Subsidiary of the Company or a director, whether whole-time or not, of the Company or any Indian Subsidiary of the Company, within the meaning of the Employees’ Stock Option Plan or Scheme Guidelines issued by the Ministry of Finance of the Government of India on October 11, 2001. The term “Employee”, however, will not include an individual who is a Promoter (or belongs to the Promoter Group) or a director of the Company or any Indian Subsidiary of the Company who either by himself or through his Relative or through a corporate entity, holds, directly or indirectly, more than 10% of the equity of the Company.

(b) “Relative” means immediate relative, namely one’s spouse, parent, brother, sister or child of the person or spouse.

(c) “FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Appendix B and as existing on the effective date of this Appendix B, will be read to include the amendments made to FEMA subsequent to the effective date of this Appendix B and will be deemed to have always included such amendments.

(d) “Indian Subsidiary” for the purpose of this Appendix B, means Mavenir Systems Private Limited for so long as the holding-subsidiary relationship exits between the Company and Mavenir Systems Private Limited, as per the provisions of Section 4 of the Indian Companies Act, 1956.

(e) “Promoter” the person or persons who are in over-all control of the Indian Subsidiary, who are instrumental in the formation of the Indian Subsidiary or program pursuant to which the shares were offered to the public, or the person or persons named in the offer document as promoter(s), provided that a director or officer of the Indian Subsidiary, if he is acting as such only in his professional capacity, will not be deemed to be a Promoter. Where a Promoter of the Indian Subsidiary is a body corporate, the promoters of that body corporate will also be deemed to be Promoters of the Indian Subsidiary.

(f) “Promoter Group” means a Relative of the Promoter, persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group.

2. Purpose. The purpose of this Appendix B is to establish certain rules applicable to Shares which may be granted under the Plan from time to time to Employees of the Indian Subsidiary, who are residents of the Republic of India, in compliance with the exchange control, securities and other Applicable Laws currently in force in India. Except as otherwise provided by this Appendix B, all Shares granted pursuant to this Appendix B shall be governed by the terms of the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Appendix B, the provisions of this Appendix B shall prevail.

3. Consideration. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option will be made (i) in cash, by check or cash equivalent, (ii) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, (iii) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law, or (iv) by any combination thereof. Notwithstanding the foregoing, the above procedures will be subject to compliance with the applicable regulations under FEMA.

4. Eligibility. Notwithstanding the provisions of the Plan, Options in the form of Shares granted to residents of India may only be granted to Employees who are, on the date of grant, “resident” in India in accordance with the provisions of FEMA and satisfy the provisions in Section 5 of the Plan regarding eligibility, as applicable. Consultants resident in India will not be eligible to receive Options under this Appendix B.

Options may be granted to Employees in accordance with the terms of the Plan and this Appendix B to the Plan as the Administrator deems appropriate. The number of Shares that may be granted subject to Options under the Plan and this Appendix B to an individual Employee of the Indian Subsidiary will not exceed 11,287,500 (subject to adjustment as provided in Section 13 of the Plan). In determining which Employees may be granted Options and for determining the quantum of Options to be granted, the Administrator will take into account whether Options will provide additional incentive to Employees, whether such Options will promote the success of the Company’s business, the potential for future contribution to the Company and the Indian Subsidiary, integrity, number of employment years and any other factor(s) as deemed appropriate by the Administrator.

5. Basis of Valuation of the Shares. The Administrator will determine the fair market value of the Shares based upon the Company’s accounts for the previous three financial years (or those that may be available to the Administrator, in case the accounts for three financial years is not available at the time of such determination), current book value per Share, the price at which Shares have previously been issued by the Company, the liquidation rights and other preferences to which the holders of those Shares are entitled, the lack of marketability of the Shares, the start-up nature of the Company and other factors that the Administrator considers appropriate in good faith.

6. Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option will be such price as is determined by the Administrator in a manner consistent with Section 9(a) of the Plan.

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7. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant. If the Administrator in its sole discretion makes an Option transferable, such Option may only be transferred pursuant to the provisions of Section 12 of the Plan.

8. Restrictions on Shares. The Administrator may place restrictions on the transferability of Shares acquired pursuant to an Option as it deems appropriate in its sole discretion, including, without limitation, (i) rights to repurchase upon termination as an Employee, (ii) rights of first refusal, and (iii) market lock-up provisions.

9. Corporate Transaction. Notwithstanding the provisions of the Plan, if the successor corporation (or its Parent) in a transaction described in Section 13(c) of the Plan intends to assume or substitute each outstanding Option and the rules and regulations governing Options granted to Employees in India (the “Indian Options”) do not permit assumption or substitution of Indian Options in the same manner as the other Options then the Administrator, in its discretion, may provide for the termination of the Indian Options upon the consummation of the transaction or provide for the assumption or substitution of the Indian Options in a different manner than the assumption or substitution of the other Options.

10. Stockholder Approval. The Plan (and therefore the authority of the Administrator to adopt this Appendix B) will be subject to approval by the stockholders of the Company as provided in Section 19 of the Plan.

11. Currency Exchange Rates. Except as otherwise determined by the Administrator, all monetary values under this Appendix B including, without limitation, the Fair Market Value per share of Common Stock and the Exercise Price shall be stated in US Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by an Optionee in currencies other than US Dollars are converted into US Dollars or amounts paid to an Optionee in US Dollars are converted into currencies other than US Dollars shall be borne solely by the Optionee.

12. Amendment and Termination. The conditions contained in the Plan shall not be changed as it applies to Options granted under this Appendix B after the Plan is approved by the Board and filed with the Chief Commissioner of Income-tax. In the event the Board decides, pursuant to Section 15(a) of the Plan, to amend, alter, suspend or terminate the Plan as it applies to Options granted under this Appendix B, the same shall be furnished to the Chief Commissioner of Income Tax or such other governmental body as directed by it and consent be sought to such amendments.”

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APPENDIX C

MAVENIR SYSTEMS, INC.

ADDITIONAL TERMS AND CONDITIONS FOR EMPLOYEES RESIDENT IN UNITED KINGDOM

The additional terms and conditions detailed below are to be read in conjunction with the Plan and the Option Agreement. Any terms and provisions not specifically defined below for Employees subject to the laws of the United Kingdom will have the same meaning as defined in the Plan and the Option Agreement.

The purpose of this Sub-Plan is to provide incentive for present and future service providers of Mavenir Systems, Inc. through the grant of options over Common Stock.

This Sub-Plan is governed by the Mavenir Systems, Inc. 2005 Stock Plan and all its provisions shall be identical to those of the Plan save that the provisions set out below shall be as stated in this Sub-Plan in order to accommodate the specific requirements of UK law.

Purposes of the Sub-Plan. The purposes of this Stock Sub-Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to service providers and to promote the success of the Company’s business. Options granted under the Sub-Plan will be Nonstatutory Stock Options (UK Unapproved Options). Stock Purchase Rights may also be granted under the Sub-Plan.